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                                                                   EXHIBIT 23.3

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Partners of Kilroy Group:

  We consent to the use in this Amendment No. 2 to Registration Statement No. 333-32261 of Kilroy Realty Corporation of our reports on the Combined Financial Statements of Kilroy Group dated March 21, 1997 (July 11, 1997 as to
Note 12), the Acquired Properties and Pending Acquisitions dated July 31, 1997, the Post IPO Acquisitions Through June 30, 1997, dated July 31, 1997 and the Acquisition Properties dated July 11, 1997, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

  Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Kilroy Group, listed in Item 36. This financial statement schedule is the responsibility of the management of Kilroy Group. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Deloitte & Touche LLP
Los Angeles, California

August 13, 1997